EXHIBIT 99

Home Properties, Inc.
Earnings Release and Supplemental Information
Fourth Quarter and Full Year 2014
Table of Contents

Page
Earnings Release	1-8
Property Results, Quarterly and Year-to-Date	9-16
Physical Occupancy Comparison by Region	17
Operating Results by Region	18
New Lease and Renewal Lease Rents vs. Expiring Lease Rents	19
Resident Statistics	20
Net Operating Income Detail and Seasonality Factor for NAV Calculation	21
Operating Expense Detail	22
Discontinued Operations	23
Summary of Recent Acquisitions	24
Summary of Recent Dispositions	24
Breakdown of Units	25
Debt Summary Schedule	26-30
Recurring Capital Expenditure and Adjusted NOI Summary	31-33
Development Pipeline	34
2015 Earnings Guidance	35-38

-i-

FOR IMMEDIATE RELEASE

Home Properties Reports Fourth Quarter and
Full Year 2014 Results

-2015 Guidance Provided
-Dividend Increase of 4.1% Announced

ROCHESTER, N.Y., February 5, 2015 – Home Properties, Inc. (NYSE: HME) today reported financial results for the fourth quarter and year ended December 31, 2014. All per share results are reported on a diluted basis.

Results for the Quarter

•	Earnings per share (“EPS”) was $1.14 compared to $0.99 in the fourth quarter of 2013.

•	Funds from Operations ("FFO") was $1.16 per share compared to $1.11 per share in the prior year period.

•	Operating Funds from Operations (“OFFO) was $1.16 per share compared to $1.12 per share in the prior year period.

•
Results for the quarter were negatively impacted by the Company’s decision to exit the business of developing new apartment communities as announced on July 31, 2014.  During the quarter, net severance and other charges of $0.5 million were expensed in connection with the elimination of development employee positions. The Company also recognized $623,000 of interest expense related to land and predevelopment carrying costs that would have otherwise been capitalized. The impact to fourth quarter OFFO on a per share basis is summarized below:

OFFO as Reported	$1.16

Severance and Other Charges	0.01

Reduced Capitalized Interest on Land Parcels
Previously Designated for Development	0.01

OFFO as Adjusted for Impact of Exit From
New Development Business	$1.18

Results for the Year

•
EPS was $2.78 per share compared to $2.93 per share for year ended December 31, 2013. The $0.15 per share decrease is primarily attributable to charges of $0.08 per share incurred in connection with the Company’s exit from the business of developing new apartment communities and a $0.16 reduction in discontinued operations, partially offset by an increase of $0.10 per share from continuing operations.

Home Properties Reports Fourth Quarter and Full Year 2014 Results
February 5, 2015

•	FFO was $4.33 per share compared to $4.37 per share in the prior year period. The decrease is primarily attributable to charges related to the Company’s exit from the new development business.

•	OFFO was $4.39 per share compared to $4.37 per share in the prior year period.

Definitions of FFO and OFFO and reconciliations of GAAP net income to these measures are provided in the financial data section of this release.

“Today we provide initial guidance for 2015 that reflects higher FFO and NOI growth than 2014,” said Edward J. Pettinella, President and Chief Executive Officer. “Fundamentals for our business continue to be positive; and we look for our largest region, Washington, D.C., to improve in the second half of the year. As a result of our positive expectations, we are pleased to announce a 4.1% increase in the annual dividend.”

Same-Property Operating Results (1)

	Fourth Quarter 2014 Compared to	Fourth Quarter 2014 Compared to
	Fourth Quarter 2013	Third Quarter 2014
Rental Income	3.0% increase	0.3% increase
Total Revenues	3.5% increase	1.4% increase
Property Level
Operating Expenses	5.8% increase	2.1% increase
Net Operating Income (“NOI”)	2.2% increase	1.0% increase
Average Physical	95.0%, or a	95.0%, or a
Occupancy(2)	20 basis point increase	30 basis point decrease
Average Monthly Rental Rates	2.8% increase to $1,345	0.4% increase to $1,345

(1)	For 113 core properties containing 39,253 apartment units owned since January 1, 2013.
(2)	Average physical occupancy – defined as the number of occupied apartment units divided by total apartment units.

“We were very active in the transaction arena over the last 12 months,” continued Mr. Pettinella. “Double-digit unlevered IRRs generated by the dispositions illustrate the value created by HME’s repositioning strategy. The reinvestment of proceeds in assets meeting our stringent criteria provided new inventory for our team to begin the process again. This recycling of capital is fundamental to our strategy and continues to create value for our shareholders.”

Acquisitions

On November 12, 2014, the Company acquired a 428-unit garden apartment community in its Chicago region for $66 million.

For the year ended December 31, 2014, the Company acquired three apartment communities with a total of 1,052 units for a combined purchase price of $141.5 million.

On January 7, 2015, the Company acquired a 710-unit garden apartment community in its Chicago region for $92 million.

Home Properties Reports Fourth Quarter and Full Year 2014 Results
February 5, 2015

Dispositions

In December, the Company sold two communities in its Washington, D.C. region with a total of 663 units for $106.8 million, resulting in a gain on sale of $50.5 million.

For the year ended December 31, 2014, the Company sold three apartment communities with a total of 1,527 units for $216.8 million.

On January 26, 2015, the Company sold a 672-unit garden apartment community in its Chicago region for $49.3 million.

Development

Construction has been completed on Eleven55 Ripley in Silver Spring, Maryland, with 379-units ready for occupancy. Approximately 84% of the units are currently leased.

Construction continues on the Company’s last remaining development project.  The Courts at Spring Mill Station in Conshohocken, Pennsylvania is expected to be completed in the second quarter of 2015. The first of two buildings in the community became ready for occupancy in the fourth quarter. Approximately 21% of the units are currently leased.

Capital Markets

“We continued to strengthen our balance sheet in 2014 with all key credit metrics improving,” said David P. Gardner, Executive Vice President and Chief Financial Officer. “Our multi-year goal to reduce debt and obtain investment grade credit ratings from all three agencies was achieved with attainment of the S&P rating in October.”

On October 3, Standard & Poor's Ratings Services assigned its 'BBB' corporate credit rating to Home Properties Inc. with a stable outlook.

In connection with the November 12 acquisition, the Company assumed a $31.9 million, 4.62% fixed-rate mortgage with a September 1, 2020 maturity date.

On November 19, the Company entered into an unsecured six month term loan for $100 million with a May 18, 2015 maturity date.  The loan bears interest based on a margin plus one-month LIBOR and has covenants that match the Company’s existing line of credit agreement.

In connection with a December disposition, the Company repaid a $43.4 million, 4.23% fixed-rate mortgage with a November 1, 2018 maturity date.

As of December 31, 2014:

•	The Company had approximately $11 million of cash on hand and an additional $177 million of available capacity on its corporate credit facility.

•	Unencumbered assets represented 56.7% of total undepreciated assets, up from 51.9% at December 31, 2013.

•	The Company’s ratio of debt-to-total market capitalization was 35.6%.

•	Total debt of $2.5 billion was outstanding at a weighted average interest rate of 4.2% and staggered maturities averaging 3.4 years.

•	Approximately 84% of total indebtedness was at fixed rates.

•	Interest coverage for the quarter was 4.1 times and the fixed charge ratio was 3.9 times. For the full year, interest coverage was 4.0 times and the fixed charge ratio was 3.7 times.

Home Properties Reports Fourth Quarter and Full Year 2014 Results
February 5, 2015

2015 Guidance

For 2015, the Company expects FFO per share between $4.57 and $4.73, which will produce growth of 5.6% to 9.3% when compared to 2014 results.

The guidance range of expected FFO per share for the first quarter of 2015 is $1.08 to $1.12.

Guidance reflects management’s current assessment of economic and market conditions. Assumptions for 2015 guidance are included in the supplemental information.

Dividend Declared

On January 31, 2015, the Company declared a regular cash dividend on the Company’s common shares of $0.76 per share for the quarter ended December 31, 2014.  This is an increase of $0.03 per share, or 4.1%. The dividend is payable on February 27, 2015 to shareholders of record on February 17, 2015 and is equivalent to an annualized rate of $3.04 per share.  The current annual dividend represents a 4.3% yield based on the January 30 closing price of $70.50. Home Properties’ common stock will begin trading ex-dividend on February 12, 2015.

Supplemental Information

The Company produces supplemental information that includes details regarding property operations, other income, acquisitions, dispositions, geographic market breakdown, debt and new development. The supplemental information is available via the Company's website through the "Investors" section or e-mail upon request.

Fourth Quarter Earnings Conference Call

The Company will conduct a conference call and simultaneous webcast tomorrow at 11:00 AM ET to review and comment on the information reported in this release. The webcast, which includes audio and a slide presentation, will be available, live at 11:00 AM and archived by 1:00 PM, through the "Investors" section of the Company’s website, www.homeproperties.com. For live audio-only participation, please dial 800-913-1647 (International 212-231-2900).

First Quarter Conference/Event Schedule

Home Properties is scheduled to participate in Citi’s 2015 Global Property CEO Conference March 2-4, 2015 in Hollywood, Florida. Presentation materials will be available at www.homeproperties.com in the “Investors” section.

First Quarter Earnings Release and Conference Call

The Company’s first quarter 2015 financial results are scheduled to be released after the stock market closes on Thursday, April 30, 2015. A conference call, which will be simultaneously webcast, is scheduled for Friday, May 1, 2015 at 11:00 AM ET. It will be accessible following the instructions for the current quarter's conference call.

Forward-Looking Statements

This release contains forward-looking statements. Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. Factors that may cause actual results to differ are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission and include general economic and local real estate conditions, weather and other conditions that might

Home Properties Reports Fourth Quarter and Full Year 2014 Results
February 5, 2015

affect operating expenses, the timely completion of repositioning and new development activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth. The Company assumes no obligation to update or supplement forward-looking statements because of subsequent events.

About Home Properties

Home Properties is a publicly traded multifamily real estate investment trust that owns, operates, acquires and repositions apartment communities in suburbs of major metropolitan areas, primarily along the East Coast of the United States. An S&P 400 Company, Home Properties owns and operates 121 communities containing 42,145 apartment units. For more information, please visit the Company’s website at www.homeproperties.com.

Home Properties Reports Fourth Quarter and Full Year 2014 Results
February 5, 2015

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
	2014	2013	2014	2013
Rental income	$157,936	$148,258	$616,160	$587,052
Property other income	14,535	13,029	55,391	51,571
Other income	20	508	364	1,179
Total revenues	172,491	161,795	671,915	639,802
Operating and maintenance	63,162	57,451	249,509	230,098
General and administrative	5,014	5,935	26,686	28,507
Interest	25,485	25,353	99,635	110,076
Depreciation and amortization	46,913	42,954	181,123	167,375
Other expenses	117	264	734	312
Impairment and other charges	516	-	5,382	-
Total expenses	141,207	131,957	563,069	536,368
Income from continuing operations	31,284	29,838	108,846	103,434
Discontinued operations
Income (loss) from discontinued operations	(3,667)	1,191	(1,206)	6,940
Gain on disposition of property	50,526	36,201	81,831	81,205
Discontinued operations	46,859	37,392	80,625	88,145
Net income	78,143	67,230	189,471	191,579
Net income attributable to noncontrolling interest	(11,709)	(10,311)	(28,533)	(30,706)
Net income attributable to common stockholders	$66,434	$56,919	$160,938	$160,873
Reconciliation from net income attributable to common stockholders to Funds From Operations:
Net income attributable to common stockholders	$66,434	$56,919	$160,938	$160,873
Real property depreciation and amortization	46,728	43,792	181,284	172,624
Noncontrolling interest	11,709	10,311	28,533	30,706
Gain on disposition of property	(50,526)	(36,201)	(81,831)	(81,205)
FFO - basic and diluted, as defined by NAREIT	74,345	74,821	288,924	282,998
Loss from early extinguishment of debt in connection with sale of real estate	4,530	366	5,332	1,782
FFO - basic and diluted (1)	$78,875	$75,187	$294,256	$284,780

(1)
Pursuant to the updated guidance for Funds From Operations provided by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, impairment write-downs of depreciable real estate, noncontrolling interest and extraordinary items plus depreciation from real property. The Company adds back debt extinguishment costs and other one-time costs incurred as a result of repaying property-specific debt triggered upon sale of a property. Because of the limitations of the FFO definition as published by NAREIT as set forth above, the Company has made certain interpretations in applying the definition. The Company believes all adjustments not specifically provided for are consistent with the definition. Similarly titled measures disclosed by other companies may not be calculated in the same manner.

Home Properties Reports Fourth Quarter and Full Year 2014 Results
February 5, 2015

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share/unit and apartment unit data – Unaudited)
	Three Months Ended		Year Ended
	December 31		December 31
	2014	2013	2014	2013
FFO – basic and diluted	$78,875	$75,187	$294,256	$284,780
FFO – basic and diluted	$78,875	$75,187	$294,256	$284,780
Acquisition costs of closed deals included in other expenses	117	264	734	312
Impairment and other charges	100	-	3,942	-
Operating FFO (2)	$79,092	$75,451	$298,932	$285,092
FFO – basic and diluted	$78,875	$75,187	$294,256	$284,780
Recurring non-revenue generating capital expenses	(9,269)	(8,857)	(36,783)	(35,687)
AFFO (3)	$69,606	$66,330	$257,473	$249,093
Operating FFO	$79,092	$75,451	$298,932	$285,092
Recurring non-revenue generating capital expenses	(9,269)	(8,857)	(36,783)	(35,687)
Operating AFFO (2) (3)	$69,823	$66,594	$262,149	$249,405
Weighted average shares/units outstanding:
Shares – basic	57,509.7	56,944.9	57,315.4	54,328.5
Shares – diluted	58,047.1	57,327.9	57,827.9	54,820.2
Shares/units – basic (4)	67,679.1	67,270.3	67,515.7	64,702.1
Shares/units – diluted (4)	68,216.5	67,653.3	68,028.2	65,193.8
Per share/unit:
Net income – basic	$1.16	$1.00	$2.81	$2.96
Net income – diluted	$1.14	$0.99	$2.78	$2.93
FFO – basic	$1.17	$1.12	$4.36	$4.40
FFO – diluted	$1.16	$1.11	$4.33	$4.37
Operating FFO (2)	$1.16	$1.12	$4.39	$4.37
AFFO (3)	$1.02	$0.98	$3.78	$3.82
Operating AFFO (2) (3)	$1.02	$0.98	$3.85	$3.83
Common dividend paid	$0.73	$0.70	$2.92	$2.80

(2)	Operating FFO is defined as FFO adjusted for the addback of acquisition costs on closed deals and land impairment costs.

(3)
Adjusted Funds From Operations ("AFFO") is defined as FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $900 and $848 per apartment unit in 2014 and 2013, respectively. The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

(4)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock. Diluted includes additional common stock equivalents.

Home Properties Reports Fourth Quarter and Full Year 2014 Results
February 5, 2015

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	December 31, 2014	December 31, 2013
Land	$815,565	$786,868
Land held for sale	13,114	-
Construction in progress	118,595	187,976
Buildings, improvements and equipment	4,817,453	4,645,921
	5,764,727	5,620,765
Accumulated depreciation	(1,371,227)	(1,243,243)
Real estate, net	4,393,500	4,377,522

Cash and cash equivalents	11,131	9,853
Cash in escrows	24,118	23,738
Accounts receivable	19,556	14,937
Prepaid expenses	23,484	22,089
Deferred charges	9,250	11,945
Other assets	7,496	7,793
Total assets	$4,488,535	$4,467,877
Mortgage notes payable	$1,637,175	$1,814,217
Unsecured notes payable	550,000	450,000
Unsecured line of credit	269,000	193,000
Accounts payable	25,835	27,540
Accrued interest payable	7,732	8,392
Accrued expenses and other liabilities	38,732	33,936
Security deposits	18,631	18,479
Total liabilities	2,547,105	2,545,564

Common stockholders’ equity	1,653,218	1,629,253
Noncontrolling interest	288,212	293,060
Total equity	1,941,430	1,922,313
Total liabilities and equity	$4,488,535	$4,467,877

Total shares/units outstanding:
Common stock	57,704.0	56,961.6
Operating partnership units	10,114.4	10,287.2
	67,818.4	67,248.8

For Further Information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Shelly J. Doran, Vice President, Investor Relations, (585) 295-4227

###

Property Results

Fourth Quarter 2014
							4Q '14 Versus 4Q '13
							% Growth				4Q '14
	# of	Company	Date	4Q '14	4Q '14	4Q '13	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Baltimore
Annapolis Roads	282		6/17/2010	$1,358	92.9%	90.6%	1.5%	0.9%	(2.1%)	2.7%
Bonnie Ridge	960		7/1/1999	1,207	94.9%	94.5%	2.9%	5.5%	4.3%	6.1%
Canterbury	618		7/15/1999	1,090	94.4%	93.2%	2.0%	2.5%	5.8%	0.9%
Charleston Place	858		9/30/2010	1,288	95.8%	96.0%	2.9%	2.9%	3.3%	2.8%
Country Village	344		4/30/1998	1,067	95.1%	93.3%	2.0%	5.6%	7.5%	4.5%
Dunfield	312		11/1/2007	1,283	92.3%	95.0%	1.8%	0.5%	4.6%	(1.5%)
Fox Hall	720		3/28/2007	978	91.6%	92.7%	2.9%	(4.1%)	(9.5%)	(0.6%)
Gateway Village	132		7/15/1999	1,456	94.8%	96.7%	1.3%	0.3%	9.4%	(4.2%)
Heritage Woods	164		10/4/2006	1,224	95.1%	94.1%	2.3%	2.2%	12.1%	(2.8%)
Howard Crossing	1,350		6/28/2012	1,183	95.8%	94.0%	2.7%	6.3%	12.1%	3.6%
Middlebrooke	208		4/1/2010	1,077	95.5%	95.4%	4.3%	2.9%	4.7%	2.1%
Mill Towne Village	384		5/31/2001	992	95.3%	93.6%	2.4%	44.9%	6.0%	67.3%
Morningside Heights	1,050		4/30/1998	1,033	92.0%	92.8%	4.7%	4.4%	7.1%	3.0%
Owings Run	504		7/15/1999	1,363	95.1%	95.0%	3.2%	3.7%	(1.6%)	6.0%
Ridgeview at Wakefield Valley	204		1/13/2005	1,321	93.9%	94.1%	3.6%	4.4%	0.2%	6.8%
Saddle Brooke	468		10/29/2008	1,242	94.6%	96.1%	6.5%	3.3%	1.9%	4.0%
Selford	102		7/15/1999	1,562	95.3%	97.7%	5.5%	1.4%	1.1%	1.6%
The Apts. at Cambridge Court	544		8/23/2011	1,395	90.8%	91.8%	2.0%	2.9%	16.3%	(4.3%)
The Coves at Chesapeake	469		11/20/2006	1,384	93.1%	91.5%	2.1%	3.9%	4.1%	3.9%
The Greens at Columbia	168		7/29/2010	1,486	98.0%	92.9%	(0.2%)	5.9%	1.1%	8.0%
Top Field	156		10/4/2006	1,421	95.7%	94.5%	3.5%	4.2%	8.5%	2.3%
Village Square	370		7/15/1999	1,276	94.9%	96.3%	2.7%	1.2%	6.0%	(1.2%)
Westbrooke	110		4/1/2010	965	93.3%	94.9%	4.3%	2.1%	2.9%	1.6%
Total Baltimore	10,477	24.9%		$1,205	94.2%	94.0%	2.9%	4.6%	5.0%	4.4%	23.7%

Boston
Gardencrest	696		6/28/2002	$1,825	96.1%	95.2%	3.3%	4.9%	6.9%	4.1%
Highland House	172		5/31/2006	1,377	96.5%	94.2%	4.0%	8.2%	0.2%	13.7%
Liberty Commons	120		8/30/2006	1,382	97.1%	97.0%	4.0%	3.2%	3.6%	3.0%
Liberty Place	107		6/6/2006	1,586	97.0%	96.0%	0.1%	0.6%	3.6%	(1.0%)
Middlesex Crossing	252		12/18/2013	1,505	94.1%	95.8%	n/a	n/a	n/a	n/a
Redbank Village	500		7/8/1998	1,095	96.5%	97.8%	9.1%	9.1%	5.0%	11.6%
Stone Ends	280		2/12/2003	1,473	96.8%	94.9%	5.5%	7.2%	5.4%	8.1%
The Commons at Haynes Farm	302		7/15/2011	1,450	96.7%	96.6%	4.3%	4.1%	6.1%	3.2%
The Heights at Marlborough	348		9/7/2006	1,407	95.6%	96.2%	4.7%	4.6%	2.2%	6.1%
The Meadows at Marlborough	264		9/7/2006	1,349	95.0%	95.9%	3.2%	1.6%	6.4%	(1.3%)
The Townhomes of Beverly	204		2/15/2007	1,739	96.0%	93.0%	3.5%	7.7%	(2.9%)	13.5%
The Village at Marshfield	276		3/17/2004	1,352	95.7%	94.4%	4.5%	6.8%	2.7%	8.9%
Westwoods	35		4/30/2007	1,456	96.9%	97.4%	4.3%	13.8%	9.6%	16.1%
Total Boston	3,556	8.4%		$1,472	96.2%	95.7%	4.4%	5.6%	4.3%	6.3%	9.4%

Property Results

Fourth Quarter 2014
							4Q '14 Versus 4Q '13
							% Growth				4Q '14
	# of	Company	Date	4Q '14	4Q '14	4Q '13	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Chicago
Blackhawk	371		10/20/2000	$977	93.5%	92.9%	4.1%	7.4%	1.4%	13.6%
Courtyards Village	224		8/29/2001	982	98.0%	96.8%	2.8%	4.0%	2.2%	5.5%
Cypress Place	192		12/27/2000	1,146	95.6%	96.0%	5.3%	3.9%	12.7%	(1.4%)
Lakeview Townhomes	120		10/18/2010	1,288	95.3%	97.3%	1.9%	0.2%	(0.3%)	0.5%
The Colony	783		9/1/1999	998	96.9%	97.5%	5.7%	5.5%	11.5%	1.9%
The Gates of Deer Grove	204		12/15/2011	1,146	98.0%	96.0%	6.6%	7.2%	8.1%	6.5%
The Lakes of Schaumburg	428		11/12/2014	1,194	95.7%	n/a	n/a	n/a	n/a	n/a
The New Colonies	672		6/23/1998	780	98.1%	96.3%	1.7%	3.7%	(4.4%)	12.0%
Total Chicago	2,994	7.1%		$973	96.7%	96.2%	4.2%	4.9%	4.0%	5.6%	4.7%

Long Island
Bayview / Colonial	160		11/1/2000	$1,432	98.5%	96.6%	3.8%	5.4%	(6.0%)	13.9%
Cambridge Village	82		3/1/2002	2,098	96.4%	97.1%	6.3%	4.5%	4.3%	4.7%
Crescent Club	257		9/30/2010	1,529	97.0%	97.2%	5.1%	5.2%	4.6%	5.5%
Devonshire Hills	656		7/16/2001	1,749	95.2%	97.2%	3.1%	(0.5%)	130.4%	(23.3%)
Hawthorne Court	434		4/4/2002	1,611	96.8%	95.8%	4.0%	4.5%	0.6%	8.0%
Heritage Square	80		4/4/2002	1,997	97.6%	97.6%	2.8%	2.7%	48.4%	(14.7%)
Holiday Square	144		5/31/2002	1,382	98.6%	96.9%	3.6%	5.5%	3.1%	7.1%
Lake Grove	368		2/3/1997	1,622	95.1%	95.4%	2.5%	2.1%	0.2%	3.2%
Mid-Island Estates	232		7/1/1997	1,563	98.0%	97.7%	3.0%	3.2%	1.3%	4.5%
Sayville Commons	342		7/15/2005	1,806	96.2%	98.0%	5.1%	9.5%	81.4%	(12.5%)
Southern Meadows	452		6/29/2001	1,598	95.6%	95.1%	3.0%	5.3%	1.5%	8.1%
Westwood Village	242		3/1/2002	2,665	94.4%	94.4%	2.5%	3.9%	5.1%	3.1%
Woodmont Village	97		3/1/2002	1,523	96.0%	96.4%	6.5%	6.5%	20.2%	(0.4%)
Yorkshire Village	40		3/1/2002	2,050	96.0%	98.1%	3.4%	2.4%	52.8%	(19.2%)
Total Long Island	3,586	8.5%		$1,722	96.2%	96.5%	3.6%	3.8%	19.9%	(4.4%)	10.6%

Property Results

Fourth Quarter 2014
							4Q '14 Versus 4Q '13
							% Growth				4Q '14
	# of	Company	Date	4Q '14	4Q '14	4Q '13	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Northern New Jersey
Barrington Gardens	148		3/1/2005	$1,461	96.4%	96.4%	4.1%	7.2%	(1.0%)	11.8%
Chatham Hill	308		1/30/2004	2,032	94.9%	92.8%	(1.1%)	3.1%	4.2%	2.7%
East Hill Gardens	33		7/8/1998	1,696	94.0%	98.2%	2.4%	(1.6%)	(5.8%)	0.7%
Hackensack Gardens	198		3/1/2005	1,316	96.2%	97.8%	5.7%	1.0%	1.7%	0.6%
Jacob Ford Village	270		2/15/2007	1,486	97.9%	96.8%	2.6%	16.7%	(2.1%)	25.2%
Lakeview	106		7/8/1998	1,524	97.7%	96.7%	2.3%	3.0%	12.3%	(3.0%)
Northwood	134		1/30/2004	1,513	94.4%	96.2%	3.7%	0.6%	(3.2%)	3.6%
Oak Manor	77		7/8/1998	2,134	96.0%	92.2%	3.4%	6.6%	(12.7%)	18.7%
Pleasant View	1,142		7/8/1998	1,282	95.4%	96.8%	3.4%	1.3%	14.5%	(7.0%)
Pleasure Bay	270		7/8/1998	1,229	94.5%	94.1%	4.6%	5.7%	(14.3%)	22.5%
Royal Gardens	550		5/28/1997	1,381	95.7%	97.3%	3.0%	2.3%	20.2%	(9.1%)
Wayne Village	275		7/8/1998	1,548	97.9%	94.7%	3.5%	7.0%	8.4%	6.3%
Windsor Realty	67		7/8/1998	1,391	98.6%	98.1%	2.4%	2.3%	1.4%	2.9%
Total Northern New Jersey	3,578	8.5%		$1,443	95.9%	96.1%	2.9%	4.0%	7.0%	2.2%	9.1%

Philadelphia
Courts at Spring Mill Station	115		Under Construction	$1,877	25.1%	n/a	n/a	n/a	n/a	n/a
Glen Manor	180		9/23/1997	862	93.7%	94.9%	6.5%	(0.6%)	(3.5%)	2.4%
Golf Club	399		3/15/2000	1,244	93.0%	94.0%	3.4%	0.1%	4.3%	(2.0%)
Hill Brook Place	274		7/28/1999	981	92.3%	97.3%	2.6%	(3.0%)	9.5%	(13.7%)
Home Properties of Bryn Mawr	316		3/15/2000	1,616	98.0%	93.3%	3.3%	8.0%	0.1%	11.3%
Home Properties of Devon	631		3/15/2000	1,348	94.3%	94.9%	3.3%	2.8%	2.2%	3.1%
New Orleans Park	442		7/28/1999	954	94.4%	94.8%	2.9%	3.2%	11.4%	(3.9%)
Racquet Club East	466		7/7/1998	1,178	93.4%	91.8%	1.1%	3.7%	(4.8%)	9.1%
Racquet Club South	103		5/27/1999	983	93.5%	92.8%	0.5%	2.9%	9.7%	(3.4%)
Ridley Brook	244		7/28/1999	1,025	97.5%	92.7%	3.1%	8.2%	1.0%	14.9%
Sherry Lake	298		7/23/1998	1,363	94.3%	95.1%	2.2%	1.4%	20.4%	(7.5%)
Stone Hill	205		11/27/2013	945	93.6%	89.8%	n/a	n/a	n/a	n/a
The Brooke at Peachtree Village	146		8/15/2005	1,295	97.7%	96.8%	2.2%	3.4%	(1.1%)	6.1%
The Landings	384		11/22/1996	1,149	95.5%	95.1%	3.3%	4.9%	14.7%	(1.8%)
The Preserve at Milltown	376		6/19/2014	1,115	96.7%	n/a	n/a	n/a	n/a	n/a
Trexler Park	250		3/15/2000	1,192	95.5%	93.8%	2.2%	7.0%	0.9%	11.4%
Trexler Park West	216		8/15/2008	1,421	96.0%	95.5%	2.3%	5.6%	(5.0%)	11.5%
Waterview	203		7/14/2011	1,165	95.3%	96.5%	5.0%	1.7%	(16.9%)	20.1%
William Henry	363		3/15/2000	1,280	94.1%	94.0%	3.6%	2.3%	(0.4%)	3.9%
Willowbrook	248		7/30/2014	1,241	93.5%	n/a	n/a	n/a	n/a	n/a
Total Philadelphia	5,859	14.0%		$1,210	94.7%	94.5%	2.9%	3.3%	3.0%	3.5%	12.2%

Property Results

Fourth Quarter 2014
							4Q '14 Versus 4Q '13
							% Growth				4Q '14
	# of	Company	Date	4Q '14	4Q '14	4Q '13	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Southeast Florida
The Hamptons	668		7/7/2004	$1,157	95.0%	94.6%	7.5%	7.1%	(6.5%)	20.1%
Vinings at Hampton Village	168		7/7/2004	1,280	95.5%	97.0%	6.5%	4.1%	0.3%	7.4%
Total Southeast Florida	836	2.0%		$1,182	95.1%	95.1%	7.2%	6.5%	(5.1%)	17.2%	1.6%

Washington, D.C.
1200 East West	247		5/11/2010	$1,815	94.3%	97.1%	(4.3%)	(3.3%)	21.8%	(12.6%)
Arbor Park of Alexandria	851		Redevelopment	1,671	77.8%	85.4%	6.7%	(5.1%)	(1.2%)	(7.1%)
Braddock Lee	256		3/13/1998	1,449	96.1%	97.1%	0.6%	(0.5%)	2.5%	(2.2%)
Cinnamon Run	511		12/28/2005	1,361	94.4%	92.0%	2.6%	6.0%	14.6%	2.7%
Courts at Huntington Station	421		6/15/2011	1,952	94.9%	92.5%	(1.2%)	3.2%	(9.5%)	10.7%
East Meadow	150		8/1/2000	1,520	94.4%	94.6%	1.3%	4.1%	3.0%	4.8%
Eleven55 Ripley	379		Lease Up	1,852	68.5%	0.3%	n/a	n/a	n/a	n/a
Elmwood Terrace	504		6/30/2000	1,064	93.5%	94.5%	4.4%	4.9%	2.6%	6.7%
Hunters Glen	108		4/19/2011	1,092	91.7%	89.7%	5.1%	5.6%	(2.5%)	11.3%
Mount Vernon Square	1,387		12/27/2006	1,378	92.5%	92.8%	1.5%	1.9%	3.9%	0.8%
Newport Village	937		10/17/2011	1,571	94.1%	91.9%	(0.3%)	(2.8%)	(0.7%)	(4.0%)
Park Shirlington	294		3/13/1998	1,490	94.5%	95.1%	1.8%	(0.3%)	5.1%	(3.5%)
Peppertree Farm	879		12/28/2005	1,343	93.9%	93.9%	3.7%	3.1%	4.7%	2.3%
Seminary Hill	296		7/1/1999	1,479	94.4%	97.3%	2.6%	(1.5%)	6.5%	(7.2%)
Seminary Towers	545		7/1/1999	1,501	94.8%	95.1%	1.2%	0.3%	2.7%	(1.2%)
Somerset Park	108		10/11/2011	1,553	94.9%	96.8%	1.6%	(1.1%)	2.9%	(3.5%)
Tamarron	132		7/15/1999	1,697	91.1%	93.1%	2.1%	0.8%	9.0%	(2.4%)
The Apts. at Cobblestone Square	314		6/14/2012	1,352	98.0%	96.7%	1.7%	3.4%	0.8%	4.9%
The Apts. at Wellington Trace	240		3/2/2004	1,444	92.7%	94.3%	1.3%	0.6%	5.3%	(1.6%)
The Courts at Dulles	411		11/30/2011	1,545	96.3%	94.4%	(0.1%)	1.8%	4.2%	0.5%
The Courts at Fair Oaks	364		9/30/2010	1,532	95.6%	96.3%	(1.1%)	(1.7%)	8.0%	(5.5%)
The Manor - VA	198		2/19/1999	1,225	92.8%	95.0%	3.2%	0.8%	6.3%	(2.2%)
The Manor East	164		5/11/2012	1,180	93.2%	92.5%	2.2%	2.4%	8.2%	(1.1%)
The Sycamores	185		12/16/2002	1,490	96.6%	94.9%	0.3%	0.0%	6.6%	(3.8%)
Village at Potomac Falls	247		8/5/2010	1,485	95.8%	94.9%	1.6%	3.7%	3.8%	3.6%
West Springfield	244		11/18/2002	1,598	96.0%	93.9%	0.1%	1.7%	(1.7%)	3.4%
Westchester West	345		12/30/2008	1,450	92.1%	92.4%	2.9%	0.6%	(8.8%)	6.5%
Woodway at Trinity Centre	504		5/17/2012	1,458	94.4%	96.1%	2.7%	1.3%	8.7%	(2.1%)
Total Washington, D.C.	11,221	26.6%		$1,455	94.2%	94.1%	1.3%	1.2%	3.3%	0.0%	28.7%

Total Properties	42,107	100.0%		$1,352	94.2%	n/a	n/a	n/a	n/a	n/a	100.0%
Total Core Properties	39,253			$1,345	95.0%	94.8%	2.8%	3.5%	5.8%	2.2%

(1)	Represents the percentage of the Company's total Units/NOI attributed to each region, including Core and Non-Core Properties.
(2)	For development properties the date reflects when all units became available to rent.
(3)	Average physical occupancy is defined as the number of occupied apartment units divided by total apartment units.
(4)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

Property Results

December YTD
							YTD '14 Versus YTD '13
							% Growth				YTD '14
	# of	Company	Date	YTD '14	YTD '14	YTD '13	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Baltimore
Annapolis Roads	282		6/17/2010	$1,335	94.0%	92.4%	1.0%	2.6%	7.0%	0.1%
Bonnie Ridge	960		7/1/1999	1,194	94.6%	94.2%	2.3%	3.1%	5.1%	2.2%
Canterbury	618		7/15/1999	1,081	94.3%	94.5%	2.8%	2.8%	7.7%	0.3%
Charleston Place	858		9/30/2010	1,274	95.5%	95.9%	3.3%	3.0%	7.0%	1.3%
Country Village	344		4/30/1998	1,050	95.5%	93.8%	0.3%	2.7%	6.7%	0.4%
Dunfield	312		11/1/2007	1,273	92.9%	94.5%	1.7%	(0.2%)	10.5%	(5.1%)
Fox Hall	720		3/28/2007	966	92.4%	92.6%	3.6%	0.3%	(0.2%)	0.6%
Gateway Village	132		7/15/1999	1,455	96.2%	95.9%	2.2%	2.6%	5.3%	1.2%
Heritage Woods	164		10/4/2006	1,205	96.1%	95.0%	1.1%	2.5%	12.3%	(2.4%)
Howard Crossing	1,350		6/28/2012	1,169	94.6%	94.8%	3.2%	4.7%	6.9%	3.6%
Middlebrooke	208		4/1/2010	1,059	95.9%	95.8%	4.1%	4.7%	6.8%	3.7%
Mill Towne Village	384		5/31/2001	979	95.7%	95.5%	2.1%	13.3%	9.9%	15.2%
Morningside Heights	1,050		4/30/1998	1,016	92.8%	93.2%	4.5%	4.4%	10.5%	1.5%
Owings Run	504		7/15/1999	1,347	95.2%	95.7%	3.1%	2.8%	3.7%	2.5%
Ridgeview at Wakefield Valley	204		1/13/2005	1,293	94.0%	95.7%	2.8%	3.1%	8.0%	0.3%
Saddle Brooke	468		10/29/2008	1,213	95.6%	94.7%	5.5%	6.2%	4.7%	6.9%
Selford	102		7/15/1999	1,530	96.6%	96.1%	3.8%	4.1%	5.0%	3.8%
The Apts. at Cambridge Court	544		8/23/2011	1,378	93.0%	92.0%	0.6%	2.5%	7.4%	(0.1%)
The Coves at Chesapeake	469		11/20/2006	1,371	92.9%	92.7%	2.1%	2.3%	6.1%	0.6%
The Greens at Columbia	168		7/29/2010	1,484	95.6%	94.7%	0.7%	1.9%	8.1%	(0.6%)
Top Field	156		10/4/2006	1,394	96.0%	95.5%	2.9%	3.7%	8.2%	1.8%
Village Square	370		7/15/1999	1,260	94.4%	95.2%	2.6%	1.5%	5.3%	(0.4%)
Westbrooke	110		4/1/2010	949	95.5%	95.4%	4.2%	3.7%	3.2%	4.1%
Total Baltimore	10,477	24.9%		$1,190	94.4%	94.3%	2.8%	3.4%	6.5%	1.9%	23.8%

Boston
Gardencrest	696		6/28/2002	$1,801	95.8%	96.0%	4.2%	4.3%	3.2%	4.7%
Highland House	172		5/31/2006	1,357	95.2%	94.8%	4.0%	4.3%	1.0%	6.7%
Liberty Commons	120		8/30/2006	1,351	97.3%	96.8%	2.5%	1.9%	3.7%	1.0%
Liberty Place	107		6/6/2006	1,592	96.1%	95.9%	2.2%	0.7%	0.6%	0.7%
Middlesex Crossing	252		12/18/2013	1,462	95.3%	95.8%	n/a	n/a	n/a	n/a
Redbank Village	500		7/8/1998	1,052	97.0%	97.0%	7.7%	8.5%	1.6%	12.9%
Stone Ends	280		2/12/2003	1,433	96.8%	95.4%	4.7%	5.0%	7.2%	3.9%
The Commons at Haynes Farm	302		7/15/2011	1,427	97.0%	97.2%	4.7%	4.0%	1.4%	5.5%
The Heights at Marlborough	348		9/7/2006	1,381	96.2%	95.4%	4.7%	5.3%	6.2%	4.7%
The Meadows at Marlborough	264		9/7/2006	1,330	95.8%	96.1%	3.9%	2.7%	5.8%	0.8%
The Townhomes of Beverly	204		2/15/2007	1,713	95.9%	95.7%	4.4%	4.9%	3.8%	5.5%
The Village at Marshfield	276		3/17/2004	1,324	95.7%	95.4%	4.3%	3.7%	4.7%	3.2%
Westwoods	35		4/30/2007	1,436	97.5%	97.8%	3.4%	6.9%	5.3%	7.9%
Total Boston	3,556	8.4%		$1,445	96.3%	96.1%	4.6%	4.6%	3.7%	5.1%	9.4%

Property Results

December YTD
							YTD '14 Versus YTD '13
							% Growth				YTD '14
	# of	Company	Date	YTD '14	YTD '14	YTD '13	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Chicago
Blackhawk	371		10/20/2000	$960	94.8%	94.5%	3.8%	4.7%	4.9%	4.5%
Courtyards Village	224		8/29/2001	972	97.5%	97.6%	3.9%	3.7%	5.1%	2.5%
Cypress Place	192		12/27/2000	1,126	96.8%	97.3%	5.5%	4.8%	15.1%	(1.7%)
Lakeview Townhomes	120		10/18/2010	1,281	96.5%	96.8%	2.3%	3.3%	12.4%	(3.5%)
The Colony	783		9/1/1999	975	96.9%	97.1%	4.8%	4.8%	10.9%	0.8%
The Gates of Deer Grove	204		12/15/2011	1,117	97.4%	96.0%	4.9%	5.9%	12.9%	0.4%
The Lakes of Schaumburg	428		11/12/2014	1,194	95.7%	n/a	n/a	n/a	n/a	n/a
The New Colonies	672		6/23/1998	778	97.4%	96.4%	1.0%	4.4%	(4.1%)	13.6%
Total Chicago	2,994	7.1%		$958	96.8%	96.5%	3.6%	4.6%	6.2%	3.3%	4.2%

Long Island
Bayview / Colonial	160		11/1/2000	$1,410	98.2%	97.6%	3.4%	4.9%	2.4%	6.7%
Cambridge Village	82		3/1/2002	2,040	96.6%	97.9%	4.8%	4.2%	6.4%	2.8%
Crescent Club	257		9/30/2010	1,503	96.5%	96.7%	6.4%	7.4%	5.9%	8.3%
Devonshire Hills	656		7/16/2001	1,729	96.3%	96.5%	3.1%	3.0%	19.7%	(4.2%)
Hawthorne Court	434		4/4/2002	1,586	97.0%	96.8%	4.2%	5.3%	1.7%	8.4%
Heritage Square	80		4/4/2002	1,962	97.8%	98.3%	3.1%	3.8%	17.8%	(4.2%)
Holiday Square	144		5/31/2002	1,364	98.1%	98.6%	3.5%	2.7%	6.2%	0.4%
Lake Grove	368		2/3/1997	1,598	95.8%	96.0%	2.9%	2.9%	4.8%	1.7%
Mid-Island Estates	232		7/1/1997	1,540	98.1%	97.7%	2.5%	3.4%	5.3%	2.3%
Sayville Commons	342		7/15/2005	1,765	97.1%	97.6%	4.4%	5.2%	12.5%	0.4%
Southern Meadows	452		6/29/2001	1,582	95.8%	95.7%	3.3%	4.7%	4.7%	4.8%
Westwood Village	242		3/1/2002	2,627	96.0%	95.4%	1.9%	2.2%	4.6%	0.6%
Woodmont Village	97		3/1/2002	1,475	97.1%	96.7%	4.5%	6.3%	11.2%	3.8%
Yorkshire Village	40		3/1/2002	2,001	97.3%	97.4%	0.5%	(1.3%)	4.2%	(5.4%)
Total Long Island	3,586	8.5%		$1,695	96.7%	96.7%	3.5%	4.0%	7.8%	1.6%	10.7%

Property Results

December YTD
							YTD '14 Versus YTD '13
							% Growth				YTD '14
	# of	Company	Date	YTD '14	YTD '14	YTD '13	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Northern New Jersey
Barrington Gardens	148		3/1/2005	$1,447	96.8%	97.1%	5.0%	5.1%	7.6%	3.6%
Chatham Hill	308		1/30/2004	2,028	94.0%	94.5%	1.0%	2.7%	5.1%	1.8%
East Hill Gardens	33		7/8/1998	1,690	95.5%	98.1%	3.6%	0.8%	3.5%	(0.6%)
Hackensack Gardens	198		3/1/2005	1,286	97.0%	96.9%	5.0%	5.0%	3.5%	6.2%
Jacob Ford Village	270		2/15/2007	1,473	97.4%	97.7%	3.6%	7.2%	6.2%	7.7%
Lakeview	106		7/8/1998	1,511	97.4%	97.2%	2.2%	3.3%	7.9%	0.5%
Northwood	134		1/30/2004	1,493	96.2%	96.1%	3.4%	3.2%	2.2%	3.9%
Oak Manor	77		7/8/1998	2,114	96.5%	96.0%	4.6%	5.0%	2.2%	6.4%
Pleasant View	1,142		7/8/1998	1,268	96.2%	96.5%	3.4%	2.4%	11.0%	(2.9%)
Pleasure Bay	270		7/8/1998	1,212	95.7%	95.0%	5.1%	5.3%	(0.5%)	9.7%
Royal Gardens	550		5/28/1997	1,367	96.8%	96.6%	3.0%	3.7%	15.8%	(3.4%)
Wayne Village	275		7/8/1998	1,531	96.6%	96.4%	2.8%	3.2%	7.6%	0.9%
Windsor Realty	67		7/8/1998	1,384	97.0%	97.7%	2.9%	1.9%	3.7%	0.6%
Total Northern New Jersey	3,578	8.5%		$1,428	96.3%	96.4%	3.3%	3.6%	8.2%	1.0%	9.4%

Philadelphia
Courts at Spring Mill Station	115		Under Construction	$1,824	25.1%	n/a	n/a	n/a	n/a	n/a
Glen Manor	180		9/23/1997	839	94.3%	95.4%	3.9%	1.1%	2.0%	0.2%
Golf Club	399		3/15/2000	1,229	94.6%	95.1%	4.0%	2.8%	3.6%	2.3%
Hill Brook Place	274		7/28/1999	972	94.1%	95.6%	1.6%	(0.9%)	6.0%	(6.7%)
Home Properties of Bryn Mawr	316		3/15/2000	1,608	92.5%	92.1%	5.0%	4.4%	4.6%	4.2%
Home Properties of Devon	631		3/15/2000	1,328	94.9%	94.8%	2.5%	2.7%	3.8%	2.2%
New Orleans Park	442		7/28/1999	948	93.9%	94.1%	3.4%	3.5%	5.6%	1.5%
Racquet Club East	466		7/7/1998	1,172	93.6%	94.7%	2.0%	1.1%	(1.0%)	2.4%
Racquet Club South	103		5/27/1999	974	93.0%	94.7%	1.0%	(1.0%)	3.5%	(5.3%)
Ridley Brook	244		7/28/1999	1,009	95.4%	94.5%	1.8%	2.1%	2.8%	1.5%
Sherry Lake	298		7/23/1998	1,344	96.4%	95.9%	1.1%	2.6%	13.6%	(2.8%)
Stone Hill	205		11/27/2013	936	92.2%	89.8%	n/a	n/a	n/a	n/a
The Brooke at Peachtree Village	146		8/15/2005	1,278	96.7%	97.0%	2.4%	2.9%	4.9%	1.7%
The Landings	384		11/22/1996	1,123	96.0%	95.5%	0.5%	1.8%	13.0%	(5.6%)
The Preserve at Milltown	376		6/19/2014	1,083	95.8%	n/a	n/a	n/a	n/a	n/a
Trexler Park	250		3/15/2000	1,173	96.0%	95.1%	1.1%	4.4%	9.7%	1.1%
Trexler Park West	216		8/15/2008	1,395	97.0%	96.3%	(0.2%)	0.6%	(1.3%)	1.7%
Waterview	203		7/14/2011	1,149	95.9%	95.4%	4.9%	4.0%	(3.6%)	9.1%
William Henry	363		3/15/2000	1,253	94.7%	94.8%	2.1%	1.9%	1.9%	1.8%
Willowbrook	248		7/30/2014	1,212	94.2%	n/a	n/a	n/a	n/a	n/a
Total Philadelphia	5,859	14.0%		$1,194	94.8%	94.9%	2.4%	2.3%	4.5%	1.0%	11.8%

Property Results

December YTD
							YTD '14 Versus YTD '13
							% Growth				YTD '14
	# of	Company	Date	YTD '14	YTD '14	YTD '13	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Southeast Florida
The Hamptons	668		7/7/2004	$1,126	95.7%	94.6%	6.6%	8.0%	3.1%	12.5%
Vinings at Hampton Village	168		7/7/2004	1,251	96.4%	97.0%	6.1%	5.4%	3.2%	7.3%
Total Southeast Florida	836	2.0%		$1,151	95.8%	95.1%	6.5%	7.5%	3.2%	11.3%	1.5%

Washington, D.C.
1200 East West	247		5/11/2010	$1,841	93.6%	96.6%	(3.1%)	(3.3%)	49.0%	(17.8%)
Arbor Park of Alexandria	851		Redevelopment	1,642	79.0%	82.0%	5.8%	0.1%	1.1%	(0.5%)
Braddock Lee	256		3/13/1998	1,455	96.4%	97.2%	1.4%	0.7%	1.8%	(0.0%)
Cinnamon Run	511		12/28/2005	1,344	93.0%	92.6%	2.8%	4.2%	(1.8%)	6.9%
Courts at Huntington Station	421		6/15/2011	1,964	94.3%	94.0%	(1.3%)	0.5%	(5.2%)	3.5%
East Meadow	150		8/1/2000	1,500	95.8%	96.0%	1.6%	3.6%	5.7%	2.4%
Eleven55 Ripley	379		Lease Up	1,971	38.1%	0.2%	n/a	n/a	n/a	n/a
Elmwood Terrace	504		6/30/2000	1,043	94.7%	95.0%	3.7%	3.4%	2.5%	4.1%
Hunters Glen	108		4/19/2011	1,067	93.4%	92.9%	4.0%	4.9%	0.4%	7.9%
Mount Vernon Square	1,387		12/27/2006	1,370	93.1%	94.0%	1.7%	0.7%	4.8%	(1.6%)
Newport Village	937		10/17/2011	1,578	93.3%	94.2%	0.7%	(2.3%)	4.0%	(5.7%)
Park Shirlington	294		3/13/1998	1,477	95.4%	95.7%	2.3%	2.1%	3.9%	1.0%
Peppertree Farm	879		12/28/2005	1,324	92.8%	93.7%	3.5%	2.6%	4.7%	1.4%
Seminary Hill	296		7/1/1999	1,471	96.3%	96.6%	3.0%	3.7%	3.8%	3.6%
Seminary Towers	545		7/1/1999	1,491	95.6%	96.1%	0.9%	0.7%	(0.4%)	1.5%
Somerset Park	108		10/11/2011	1,535	96.7%	97.1%	1.4%	2.2%	1.9%	2.4%
Tamarron	132		7/15/1999	1,678	94.1%	93.3%	1.1%	2.5%	4.2%	1.8%
The Apts. at Cobblestone Square	314		6/14/2012	1,348	96.6%	95.9%	2.4%	3.5%	5.2%	2.6%
The Apts. at Wellington Trace	240		3/2/2004	1,436	95.3%	94.8%	0.8%	1.1%	5.6%	(1.0%)
The Courts at Dulles	411		11/30/2011	1,541	96.0%	95.0%	(0.7%)	(0.2%)	4.9%	(2.8%)
The Courts at Fair Oaks	364		9/30/2010	1,542	95.0%	96.2%	(0.2%)	(1.7%)	5.7%	(4.7%)
The Manor - VA	198		2/19/1999	1,210	94.2%	95.3%	4.2%	4.1%	4.1%	4.2%
The Manor East	164		5/11/2012	1,171	93.4%	93.4%	4.3%	4.7%	(0.2%)	7.8%
The Sycamores	185		12/16/2002	1,479	96.4%	95.1%	(0.9%)	(0.4%)	4.9%	(3.4%)
Village at Potomac Falls	247		8/5/2010	1,473	95.6%	95.8%	1.5%	1.9%	4.0%	0.8%
West Springfield	244		11/18/2002	1,587	95.7%	95.6%	(0.6%)	(0.8%)	(0.1%)	(1.2%)
Westchester West	345		12/30/2008	1,434	92.9%	92.8%	3.2%	2.9%	3.2%	2.8%
Woodway at Trinity Centre	504		5/17/2012	1,445	95.4%	96.0%	2.2%	2.0%	5.0%	0.6%
Total Washington, D.C.	11,221	26.6%		$1,447	94.4%	94.8%	1.4%	1.1%	3.9%	(0.5%)	29.2%

Total Properties	42,107	100.0%		$1,338	94.3%	n/a	n/a	n/a	n/a	n/a	100.0%
Total Core Properties	39,253			$1,329	95.2%	95.2%	2.7%	2.9%	5.6%	1.5%

(1)	Represents the percentage of the Company's total Units/NOI attributed to each region, including Core and Non-Core Properties.
(2)	For development properties the date reflects when all units became available to rent.
(3)	Average physical occupancy is defined as the number of occupied apartment units divided by total apartment units.
(4)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

Physical Occupancy Comparison by Region - Core Properties

Sequential Comparison
Fourth Quarter 2014 vs. Third Quarter 2014
Region	% Units	4Q '14	3Q '14	Variance
Baltimore	26.7%	94.2%	94.4%	(0.2%)
Boston	8.4%	96.2%	96.6%	(0.4%)
Chicago	6.5%	96.7%	96.8%	(0.1%)
Long Island	9.1%	96.2%	96.8%	(0.6%)
Northern New Jersey	9.1%	95.9%	96.8%	(0.9%)
Philadelphia	12.5%	94.7%	94.6%	0.1%
Southeast Florida	2.2%	95.1%	96.2%	(1.1%)
Washington, D.C.	25.5%	94.2%	94.6%	(0.4%)

Total Core	100.0%	95.0%	95.3%	(0.3%)

Quarter over Quarter Comparison
Fourth Quarter 2014 vs. Fourth Quarter 2013
Region	% Units	4Q '14	4Q'13	Variance
Baltimore	26.7%	94.2%	94.0%	0.2%
Boston	8.4%	96.2%	95.7%	0.5%
Chicago	6.5%	96.7%	96.2%	0.5%
Long Island	9.1%	96.2%	96.5%	(0.3%)
Northern New Jersey	9.1%	95.9%	96.1%	(0.2%)
Philadelphia	12.5%	94.7%	94.5%	0.2%
Southeast Florida	2.2%	95.1%	95.1%	0.0%
Washington, D.C.	25.5%	94.2%	94.1%	0.1%

Total Core	100.0%	95.0%	94.8%	0.2%

December vs. Quarter Comparison
Region	% Units	Dec '14	4Q '14	Variance
Baltimore	26.7%	93.8%	94.2%	(0.4%)
Boston	8.4%	95.9%	96.2%	(0.3%)
Chicago	6.5%	96.6%	96.7%	(0.1%)
Long Island	9.1%	96.1%	96.2%	(0.1%)
Northern New Jersey	9.1%	95.8%	95.9%	(0.1%)
Philadelphia	12.5%	94.3%	94.7%	(0.4%)
Southeast Florida	2.2%	95.6%	95.1%	0.5%
Washington, D.C.	25.5%	94.1%	94.2%	(0.1%)

Total Core	100.0%	94.7%	95.0%	(0.3%)

Operating Results by Region - Core Properties

Sequential Results
Fourth Quarter 2014 vs. Third Quarter 2014

		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI
Baltimore	26.7%	0.7%	2.8%	0.8%	3.8%
Boston	8.4%	0.5%	0.4%	4.9%	(1.7%)
Chicago	6.5%	0.8%	1.7%	(5.9%)	8.2%
Long Island	9.1%	0.1%	1.6%	3.2%	0.7%
Northern New Jersey	9.1%	(0.2%)	1.0%	7.3%	(2.5%)
Philadelphia	12.5%	1.2%	2.8%	5.4%	1.3%
Southeast Florida	2.2%	(0.3%)	0.0%	(4.9%)	4.0%
Washington, D.C.	25.5%	(0.2%)	0.1%	1.0%	(0.3%)

Total Core	100.0%	0.3%	1.4%	2.1%	1.0%

Quarter over Quarter Results
Fourth Quarter 2014 vs. Fourth Quarter 2013
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI
Baltimore	26.7%	3.3%	4.6%	5.0%	4.4%
Boston	8.4%	5.6%	5.6%	4.3%	6.3%
Chicago	6.5%	4.5%	4.9%	4.0%	5.6%
Long Island	9.1%	3.1%	3.8%	19.9%	(4.4%)
Northern New Jersey	9.1%	3.1%	4.0%	7.0%	2.2%
Philadelphia	12.5%	3.3%	3.3%	3.0%	3.5%
Southeast Florida	2.2%	6.2%	6.5%	(5.1%)	17.2%
Washington, D.C.	25.5%	1.2%	1.2%	3.3%	0.0%

Total Core	100.0%	3.0%	3.5%	5.8%	2.2%

Year over Year Results
2014 vs. 2013
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI
Baltimore	26.7%	2.8%	3.4%	6.5%	1.9%
Boston	8.4%	5.0%	4.6%	3.7%	5.1%
Chicago	6.5%	4.2%	4.6%	6.2%	3.3%
Long Island	9.1%	3.5%	4.0%	7.8%	1.6%
Northern New Jersey	9.1%	3.1%	3.6%	8.2%	1.0%
Philadelphia	12.5%	2.3%	2.3%	4.5%	1.0%
Southeast Florida	2.2%	6.9%	7.5%	3.2%	11.3%
Washington, D.C.	25.5%	1.0%	1.1%	3.9%	(0.5%)

Total Core	100.0%	2.7%	2.9%	5.6%	1.5%

(1)	Reflects net change in base rental revenues before utility reimbursements and economic occupancy changes.

Percentage Change in New Lease and Renewal Lease Rents Compared to
Expiring Lease Rents - Core Properties

	1Q '13		2Q '13		3Q '13		4Q '13		YTD '13
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal	New	Renewal
Baltimore	1.6%	3.7%	2.1%	4.0%	1.1%	4.2%	(1.1%)	3.8%	1.0%	3.9%

Boston	1.9%	3.4%	7.3%	4.2%	7.0%	4.7%	1.4%	3.4%	5.0%	4.1%

Chicago	0.5%	3.0%	2.3%	4.0%	2.4%	3.9%	0.4%	4.5%	1.8%	3.9%

Long Island	1.9%	3.6%	2.3%	3.8%	2.7%	4.0%	1.5%	4.2%	2.3%	4.0%

Northern New Jersey	5.4%	2.6%	4.6%	3.0%	5.7%	2.7%	2.2%	2.8%	4.6%	2.8%

Philadelphia	(0.4%)	2.9%	2.4%	3.7%	0.0%	4.3%	(2.2%)	2.9%	0.1%	3.6%

Southeast Florida	4.6%	4.3%	7.9%	3.6%	5.7%	4.0%	5.1%	4.0%	6.0%	3.9%

Washington, D.C.	(0.3%)	4.1%	0.7%	3.9%	0.2%	3.9%	(3.0%)	3.3%	(0.6%)	3.8%

Total Core	1.3%	3.6%	2.7%	3.8%	2.0%	4.0%	(0.7%)	3.5%	1.5%	3.7%

	1Q '14		2Q '14		3Q '14		4Q '14		YTD '14
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal	New	Renewal
Baltimore	0.3%	3.3%	3.4%	3.7%	2.1%	3.9%	1.2%	3.9%	2.1%	3.7%

Boston	0.4%	3.0%	5.3%	3.8%	5.8%	4.1%	4.8%	4.1%	4.6%	3.9%

Chicago	2.3%	3.4%	4.3%	2.9%	2.7%	3.9%	2.1%	4.4%	3.1%	3.6%

Long Island	(0.4%)	3.4%	4.5%	3.5%	3.6%	4.0%	1.1%	4.1%	2.8%	3.8%

Northern New Jersey	2.8%	2.1%	4.4%	2.0%	4.9%	2.4%	2.2%	2.4%	4.0%	2.2%

Philadelphia	(2.0%)	2.4%	2.7%	3.4%	3.5%	3.8%	1.0%	3.5%	2.0%	3.4%

Southeast Florida	6.9%	4.2%	9.4%	3.9%	9.7%	4.6%	6.7%	4.5%	8.3%	4.2%

Washington, D.C.	(2.3%)	2.7%	(0.1%)	3.0%	(0.2%)	3.1%	(2.0%)	3.3%	(1.0%)	3.0%

Total Core	(0.2%)	2.9%	3.0%	3.2%	2.5%	3.6%	0.9%	3.6%	1.9%	3.4%

Resident Statistics

Top Six Reasons for Moveouts
	4Q '14	3Q '14	2Q '14	1Q '14	4Q '13	3Q '13	2Q '13	1Q '13	Year '14	Year '13	Year '12	Year '11
Employment related	14.6%	13.1%	14.8%	13.9%	13.1%	12.9%	13.6%	14.7%	14.1%	13.5%	13.2%	13.4%

Eviction, skip	14.2%	11.7%	12.1%	14.6%	13.4%	10.9%	13.3%	14.9%	13.0%	12.9%	14.2%	16.4%

Transfer within HME	13.5%	11.9%	11.2%	15.4%	16.1%	12.1%	11.9%	14.1%	12.8%	13.4%	13.1%	11.6%

Home purchase	13.2%	12.2%	10.8%	10.6%	13.3%	12.7%	12.5%	11.2%	11.8%	12.5%	11.3%	10.4%

Location, apartment size	12.7%	15.1%	14.5%	14.0%	12.2%	13.9%	13.4%	12.3%	14.2%	13.1%	12.6%	13.1%

Rent level	9.8%	9.8%	9.9%	9.4%	10.4%	11.5%	10.3%	9.9%	9.8%	10.6%	10.8%	10.5%

Traffic - Core Properties					Turnover - Core Properties
			Signed	Signed
	Traffic	Traffic	Leases	Leases
	4Q '14	YTD '14	4Q '14	YTD '14
	vs.	vs.	vs.	vs.
Region	4Q '13	YTD '13	4Q '13	YTD '13	4Q '14	4Q '13	YTD '14	YTD '13
Baltimore	(6.1%)	(8.1%)	1.2%	4.9%	9.5%	9.3%	40.9%	40.6%
Boston	(0.2%)	(3.5%)	1.6%	7.8%	9.6%	8.5%	42.5%	39.9%
Chicago	(11.0%)	(6.2%)	5.2%	(2.0%)	10.4%	10.5%	45.4%	49.9%
Long Island	6.6%	(5.8%)	1.1%	2.2%	7.4%	7.9%	32.6%	34.7%
Northern New Jersey	(2.5%)	2.8%	1.7%	6.9%	9.1%	8.2%	37.3%	36.0%
Philadelphia	(8.5%)	(5.5%)	2.8%	4.5%	9.9%	8.9%	44.9%	44.8%
Southeast Florida	16.7%	1.4%	20.4%	5.8%	11.6%	11.4%	47.7%	43.4%
Washington, D.C.	(11.9%)	(7.1%)	(8.0%)	(0.1%)	8.5%	8.3%	37.0%	38.5%

Total Core	(5.6%)	(5.5%)	0.0%	3.3%	9.2%	8.8%	39.9%	40.3%

Bad Debt as % of Rent and Utility Recovery
	4Q '14	4Q '13	YTD '14	YTD '13
Total Core	0.89%	0.87%	0.90%	0.91%

Net Operating Income Detail
($ in thousands, except per unit data)

Core Properties
			Qtr	%			YTD	%
	4Q '14	4Q '13	Variance	Variance	YTD '14	YTD '13	Variance	Variance
Rent	$148,777	$144,472	$4,305	3.0%	$589,056	$573,681	$15,375	2.7%
Utility recovery	6,181	6,063	118	1.9%	24,656	22,937	1,719	7.5%
Rent including recoveries	154,958	150,535	4,423	2.9%	613,712	596,618	17,094	2.9%
Other income	7,738	6,718	1,020	15.2%	28,964	27,651	1,313	4.7%
Total income	162,696	157,253	5,443	3.5%	642,676	624,269	18,407	2.9%
Operating & maintenance	(59,310)	(56,082)	(3,228)	(5.8%)	(237,529)	(225,023)	(12,506)	(5.6%)
Core Properties NOI	$103,386	$101,171	$2,215	2.2%	$405,147	$399,246	$5,901	1.5%

Physical Occupancy	95.0%	94.8%	0.2%		95.2%	95.2%	0.0%

Weighted Avg Rent per Unit	$1,345	$1,308	$37	2.8%	$1,329	$1,294	$35	2.7%

Acquired Properties (1)			Redevelopment Property (2)
	4Q '14	YTD '14		4Q '14	YTD '14
Rent	$4,554	$11,273	Rent	$3,256	$13,026
Utility recovery	78	122	Utility recovery	114	474
Rent including recoveries	4,632	11,395	Rent including recoveries	3,370	13,500
Other income	183	409	Other income	108	483
Total income	4,815	11,804	Total income	3,478	13,983
Operating & maintenance	(1,771)	(4,525)	Operating & maintenance	(1,197)	(4,966)
Acquired Properties NOI	$3,044	$7,279	Redevelopment Property NOI	$2,281	$9,017

Physical Occupancy	94.9%	94.5%	Physical Occupancy	77.8%	79.0%

Weighted Avg Rent per Unit	$1,201	$1,186	Weighted Avg Rent per Unit	$1,671	$1,642

Development Properties (3)
	4Q '14	YTD '14
Rent	$1,349	$2,805
Utility recovery	25	37
Rent including recoveries	1,374	2,842
Other income	108	246
Total income	1,482	3,088
Operating & maintenance	(884)	(2,489)
Development Properties NOI	$598	$599

Physical Occupancy	(see development pipeline schedule)

Weighted Avg Rent per Unit	$1,856	$1,963

(1)	Properties acquired subsequent to January 1, 2013 (full year operating results not available).
(2)	Arbor Park of Alexandria - 851 units in 52 buildings commenced renovation in 2011 on a building-by-building basis.
(3)	Consists of two properties: Courts at Spring Mill Station and Eleven55 Ripley.

Seasonality Factor for NAV Calculation
To annualize net operating income for net asset value calculation, the seasonality factor to apply to the current quarter's effective NOI run rate is 25.4%.  This will adjust for the typical seasonal variability in NOI.

Operating Expense Detail - Core Properties
($ in thousands)

			Qtr	%			YTD	%
	4Q '14	4Q '13	Variance	Variance	YTD '14	YTD '13	Variance	Variance
Electricity	$1,857	$1,879	$(22)	(1.2%)	$7,980	$7,824	$156	2.0%
Gas	3,547	3,860	(313)	(8.1%)	13,955	13,466	489	3.6%
Water & sewer	4,843	4,784	59	1.2%	18,618	18,303	315	1.7%
Repairs & maintenance	8,020	8,476	(456)	(5.4%)	33,243	31,666	1,577	5.0%
Personnel expense	13,358	12,375	983	7.9%	53,575	52,209	1,366	2.6%
Advertising	1,228	1,308	(80)	(6.1%)	4,991	4,985	6	0.1%
Legal & professional	265	739	(474)	(64.1%)	1,152	1,750	(598)	(34.2%)
Office & telephone	1,576	1,580	(4)	(0.3%)	6,611	6,354	257	4.0%
Property insurance	2,573	1,595	978	61.3%	9,352	6,315	3,037	48.1%
Real estate taxes	16,704	14,202	2,502	17.6%	65,551	60,589	4,962	8.2%
Snow	406	382	24	6.3%	2,405	1,290	1,115	86.4%
Trash	935	890	45	5.1%	3,670	3,511	159	4.5%
Property management G&A	3,998	4,012	(14)	(0.3%)	16,426	16,761	(335)	(2.0%)
Total Core	$59,310	$56,082	$3,228	5.8%	$237,529	$225,023	$12,506	5.6%

Discontinued Operations (1)
($ in thousands)

The results of discontinued operations are summarized for the three and twelve months ended December 31, 2014 and 2013 as follows:

	4Q '14	4Q '13	YTD '14	YTD '13
Revenues:
Rental income	$2,313	$5,768	$12,015	$29,038
Property other income	273	490	1,186	2,624
Total revenues	2,586	6,258	13,201	31,662
Expenses:
Operating and maintenance	843	2,292	4,393	10,895
Interest (2)(3)	5,009	1,394	7,553	6,461
Depreciation and amortization	401	1,381	2,461	7,366
Total expenses	6,253	5,067	14,407	24,722
Income (loss) from discontinued operations	(3,667)	1,191	(1,206)	6,940
Gain on disposition of property	50,526	36,201	81,831	81,205
Discontinued operations	$46,859	$37,392	$80,625	$88,145

(1)	Properties included in discontinued operations are listed in Summary Of Recent Dispositions.
(2)	Includes debt extinguishment costs incurred as a result of repaying property-specific debt triggered upon sale of $4,530 for the three months and $5,332 for the twelve months ended December 31, 2014.
(3)
Includes debt extinguishment and other one-time costs incurred as a result of repaying property-specific debt triggered upon sale of $366 for the three months and $1,782 for the twelve months ended December 31, 2013.

Summary Of Recent Acquisitions
($ in millions, except unit and per unit data)

							Wtd Avg
			Purchase	# of	Cap (1)	Purchase	Price per
Community	Region	State	Date	Units	Rate	Price	Unit
Acquired after the close of the 4th quarter
Park Grove	Chicago	IL	1/7/2015	710	5.8%	$92.0	$129,577

2014 Acquisitions
The Preserve at Milltown	Philadelphia	PA	6/19/2014	376	6.3%	$45.0	$119,681
Willowbrook	Philadelphia	PA	7/30/2014	248	6.8%	30.5	122,984
Lakes of Schaumburg	Chicago	IL	11/12/2014	428	6.0%	66.0	154,206
			Total 2014	1,052	6.3%	$141.5	$134,506
2013 Acquisitions
Stone Hill	Philadelphia	PA	11/27/2013	205	6.8%	$15.5	$75,610
Middlesex Crossing	Boston	MA	12/18/2013	252	6.4%	40.3	159,722
			Total 2013	457	6.5%	$55.8	$121,991

	Total 2014 and 2013 Acquisitions			1,509	6.3%	$197.3	$130,716

(1)	Capitalization (Cap) rate based on projected NOI at the time of acquisition after an allowance for a 2.7% management fee but before capital expenditures.

Summary Of Recent Dispositions
($ in millions, except unit and per unit data)
							Wtd Avg
			Sale	# of	Cap (2)	Sales	Price per	Unlevered
Community	Region	State	Date	Units	Rate	Price	Unit	IRR
Sold after the close of the 4th quarter
The New Colonies	Chicago	IL	1/26/2015	672	7.3%	$49.3	$73,390	10.5%

2014 Sales
Cider Mill	Washington, D.C.	MD	2/26/2014	864	6.9%	$110.0	$127,315	8.3%
Woodleaf	Washington, D.C.	MD	12/19/2014	228	7.1%	33.5	146,930	12.1%
The Manor (MD)	Washington, D.C.	MD	12/29/2014	435	6.3%	73.3	168,391	11.5%
			Total 2014	1,527	6.7%	$216.8	$141,945	10.0%
2013 Sales
South Bay Manor	Long Island	NY	3/14/2013	61	6.4%	$11.1	$181,967	10.5%
Falkland Chase	Washington, D.C.	MD	3/29/2013	450	5.5%	98.0	217,778	10.7%
Castle Club	Philadelphia	PA	4/10/2013	158	7.2%	15.0	94,937	7.2%
Virginia Village	Washington, D.C.	VA	10/15/2013	344	5.9%	68.0	197,674	13.2%
			Total 2013	1,013	5.8%	$192.1	$189,635	11.3%

	Total 2014 and 2013 Sales			2,540	6.3%	$408.9	$160,965	10.6%

(2)
Capitalization (Cap) rate based on historical NOI after an allowance for a 2.7% management fee but before capital expenditures.  The cap rate as calculated from the buyers perspective could be lower if risk of real estate re-assessment is taken into account.

Breakdown of Units

				Net			Net
				Acquired/Sold/			Acquired/Sold/
		As of	12/31/2012	Developed	As of	12/31/2013	Developed	As of	12/31/2014
Region	State	12/31/2012	% of units	in 2013	12/31/2013	% of Units	in 2014	12/31/2014	% of Units
Baltimore	MD	10,477	24.6%	-	10,477	24.8%	-	10,477	24.9%
Boston	MA/ME	3,303	7.7%	253	3,556	8.4%	-	3,556	8.4%
Chicago	IL	2,566	6.0%	-	2,566	6.1%	428	2,994	7.1%
Long Island	NY	3,647	8.5%	(61)	3,586	8.5%	-	3,586	8.5%
Northern New Jersey	NJ	3,578	8.4%	-	3,578	8.5%	-	3,578	8.5%
Philadelphia	PA	5,067	11.9%	47	5,114	12.2%	745	5,859	14.0%
Southeast Florida	FL	836	2.0%	-	836	2.0%	-	836	2.0%
Washington, D.C.	MD/VA	13,161	30.9%	(704)	12,457	29.5%	(1,236)	11,221	26.6%
Total		42,635	100.0%	(465)	42,170	100.0%	(63)	42,107	100.0%

Debt Summary Schedule
($ in thousands)

		Interest	12/31/14
Property	Lender	Rate %	Balance	Maturity Date
Fixed Rate Secured
Westchester West - 1st	Berkeley Point Capital - Freddie Mac	6.15%	$25,631	03/01/15
Westchester West - 2nd	Berkeley Point Capital - Freddie Mac	6.64%	7,132	03/01/15
Stratford Greens	Capital One Bank	5.75%	28,440	07/01/15
Sayville Commons	M&T Realty - Freddie Mac	5.00%	36,143	08/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	31,480	09/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	21,543	09/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	18,544	09/01/15
Cypress Place Apartments	Prudential - Fannie Mae	6.56%	9,614	11/01/15
Golf Club Apartments	Prudential - Fannie Mae	6.38%	30,951	11/01/15
Northwood Apartments	M&T Realty - Freddie Mac	5.50%	9,870	12/01/15
Cinnamon Run - 1st	M&T Realty - Freddie Mac	5.25%	46,312	01/01/16
Cinnamon Run - 2nd	M&T Realty - Freddie Mac	5.55%	4,818	01/01/16
Peppertree Farm - 1st	M&T Realty - Freddie Mac	5.25%	71,284	01/01/16
Peppertree Farm - 2nd	M&T Realty - Freddie Mac	5.55%	1,752	01/01/16
The Hamptons/Vinings at Hamptons	Prudential - Fannie Mae	5.57%	46,717	02/01/16
Devonshire - 1st	Wachovia - Fannie Mae	5.60%	34,239	04/01/16
Devonshire - 2nd	Wachovia - Fannie Mae	6.24%	7,880	04/01/16
Mid-Island	Prudential - Fannie Mae	5.48%	18,173	04/01/16
Owings Run 1 & 2	Prudential - Fannie Mae	5.59%	39,382	04/01/16
The Manor East	KeyBank - Freddie Mac	3.25%	6,610	04/01/16
Country Village	Centerline (CIII) - Fannie Mae	5.52%	17,184	06/01/16
Fox Hall Apartments	Columbia Nat'l - Freddie Mac	5.61%	47,000	06/01/17
Mill Towne Village	Prudential - Fannie Mae	5.99%	24,239	09/01/17
Royal Gardens Apts.	M&T Realty - Freddie Mac	5.83%	47,000	11/01/17
Village Square 1, 2 & 3	Prudential - Fannie Mae	5.81%	39,285	12/01/17
Chatham Hill	M&T Realty - Freddie Mac	5.59%	41,720	01/01/18
William Henry Apartments	PNC - Fannie Mae	4.85%	26,904	01/01/18
Seminary Towers Apartments	Prudential - Fannie Mae	5.49%	53,515	07/01/18
Bonnie Ridge - 1st	Prudential Life	6.60%	6,325	12/15/18
Bonnie Ridge - 2nd	Prudential Life	6.16%	16,098	12/15/18
Bonnie Ridge - 3rd	Prudential Life	6.07%	23,178	12/15/18

Debt Summary Schedule
($ in thousands)

		Interest	12/31/14
Property	Lender	Rate %	Balance	Maturity Date
Fixed Rate Secured
Annapolis Roads	Amerisphere - Fannie Mae	5.12%	22,599	01/01/19
Ridgeview at Wakefield Valley	M&T Realty - Freddie Mac	5.75%	17,126	01/01/19
The Sycamores	M&T Realty - Freddie Mac	5.71%	19,959	01/01/19
Top Field Apartments	M&T Realty - Fannie Mae	4.84%	15,610	01/01/19
Westwood Village	M&T Realty - Freddie Mac	5.68%	43,722	01/01/19
The Brooke at Peachtree	Wells Fargo - Fannie Mae	5.47%	11,553	07/01/19
Glen Manor	Prudential - Fannie Mae	5.83%	7,476	08/01/19
Ridley Brook	Prudential - Fannie Mae	5.83%	12,411	08/01/19
The Courts at Fair Oaks	Walker&Dunlop - Freddie CME	4.50%	46,090	08/01/19
Southern Meadows	Red Mortgage - Fannie Mae	5.36%	38,339	10/01/19
Elmwood Terrace	M&T Realty - Fannie Mae	5.56%	25,219	11/01/19
Lakeview	Greystone - Fannie Mae	5.31%	8,547	12/01/19
The Landings	Prudential - Fannie Mae	5.60%	24,618	01/01/20
East Meadow Apartments	M&T Realty - Freddie Mac	5.40%	13,853	05/01/20
Selford Townhomes	M&T Realty - Freddie Mac	5.40%	8,375	05/01/20
Stone Ends Apts.	M&T Realty - Freddie Mac	5.40%	23,590	05/01/20
Tamarron Apartments	M&T Realty - Freddie Mac	5.40%	13,861	05/01/20
The Manor (VA)	M&T Realty - Freddie Mac	5.40%	13,009	05/01/20
Woodmont Village	M&T Realty - Freddie Mac	5.40%	9,387	05/01/20
The Lakes of Schaumburg	Midland Loan Services - Freddie CME	3.50%	33,625	09/01/20
Trexler Park	Greystone - Fannie Mae	4.34%	36,015	09/01/20
Arbor Park of Alexandria	Prudential - Fannie Mae	4.35%	90,853	11/01/20
New Orleans Park	M&T Realty - Fannie Mae	4.58%	22,127	11/01/20
Racquet Club East	PNC - Fannie Mae	4.74%	35,469	12/01/20
Heritage Woods Apts	Greystone - Fannie Mae	5.39%	13,701	01/01/21
The Meadows at Marlborough	Prudential - Fannie Mae	5.50%	20,028	01/01/21
Home Properties of Devon	M&T Realty - Fannie Mae	4.85%	57,323	08/01/21
Pleasant View Gardens	Prudential - Fannie Mae	4.51%	90,014	11/01/21

Wtd Avg Rate/Total Debt - Fixed Rate Secured		5.20%	$1,613,465

Debt Summary Schedule
($ in thousands)

			Interest	12/31/14
Property		Lender	Rate %	Balance	Maturity Date
Variable Rate Secured

Sherry Lake		M&T Realty - Freddie Mac	2.90%	23,709	04/01/17

Wtd Avg Rate/Total Debt - Variable Rate Secured			2.90%	$23,709

Wtd Avg Rate/Total Debt - Total Secured Debt			5.17%	$1,637,175

Fixed Rate Unsecured
Private Placement Senior Notes - Series A		Various Investors	4.46%	$90,000	12/19/18
Private Placement Senior Notes - Series B		Various Investors	5.00%	60,000	12/19/21
Senior Notes		Prudential Life Insurance	4.16%	50,000	06/27/19
Bank Term Loan-Interest Rate Swapped to Maturity		M&T Bank et. al.	1.69%	250,000	08/18/18

Variable Rate Unsecured
Bank Term Loan 180-Day		M&T Bank	1.19%	100,000	05/18/15
Revolving Line of Credit		M&T Bank et. al.	1.19%	269,000	08/18/17
Adjusts Daily 30 LIBOR + 1.0

Wtd Avg Rate/Total Debt - Total Unsecured Debt			2.16%	$819,000

Total Combined Debt			4.16%	$2,456,175

% Of Portfolio - Fixed	84.0%
% Of Portfolio - Variable	16.0%
			Interest		Years To
			Rate %		Maturity
Wtd Avg - Total Fixed Rate Debt			4.71%		3.67
Wtd Avg - Total Variable Rate Debt			1.29%		2.04
Wtd Avg - Combined Debt			4.16%		3.41

Debt Summary Schedule
($ in thousands)

Total Debt Maturity Schedule Exclusive of Revolving Line of Credit & 180-Day Term Loan
Year of Maturity	Fixed Rate		Variable Rate		Total
	Wtd Avg		Wtd Avg			% Of
	Rate	Debt	Rate	Debt	Debt	Total
2015	5.17%	$219,348	-	$-	$219,348	10.51%
2016	5.40%	294,349	-	-	294,349	14.10%
2017	5.78%	157,524	2.90%	23,709	181,233	8.68%
2018	3.47%	507,741	-	-	507,741	24.33%
2019	5.14%	318,653	-	-	318,653	15.27%
2020	4.68%	324,784	-	-	324,784	15.56%
2021	4.85%	241,066	-	-	241,066	11.55%
TOTAL	4.71%	$2,063,465	2.90%	$23,709	$2,087,175	100.00%

Debt Summary Schedule

Unencumbered Properties

Property	# Units	Region	State	Property	# Units	Region	State
Canterbury	618	Baltimore	MD	Lake Grove	368	Long Island	NY
Dunfield	312	Baltimore	MD	Yorkshire Village	40	Long Island	NY
Gateway Village	132	Baltimore	MD	Barrington Gardens	148	Northern New Jersey	NJ
Howard Crossing	1,350	Baltimore	MD	East Hill Gardens	33	Northern New Jersey	NJ
Middlebrooke	208	Baltimore	MD	Hackensack Gardens	198	Northern New Jersey	NJ
Morningside Heights	1,050	Baltimore	MD	Jacob Ford Village	270	Northern New Jersey	NJ
Saddle Brooke	468	Baltimore	MD	Oak Manor	77	Northern New Jersey	NJ
The Apts at Cambridge Court	544	Baltimore	MD	Pleasure Bay	270	Northern New Jersey	NJ
The Coves at Chesapeake	469	Baltimore	MD	Wayne Village	275	Northern New Jersey	NJ
The Greens at Columbia	168	Baltimore	MD	Windsor Realty	67	Northern New Jersey	NJ
Westbrooke	110	Baltimore	MD	Courts at Spring Mill Station *	115	Philadelphia	PA
Gardencrest	696	Boston	MA	Hill Brook Place	274	Philadelphia	PA
Highland House	172	Boston	MA	Home Properties of Bryn Mawr	316	Philadelphia	PA
Liberty Place	107	Boston	MA	Racquet Club South	103	Philadelphia	PA
Middlesex Crossing	252	Boston	MA	Stone Hill	205	Philadelphia	PA
The Commons at Haynes Farm	302	Boston	MA	The Preserve at Milltown	376	Philadelphia	PA
The Heights at Marlborough	348	Boston	MA	Waterview	203	Philadelphia	PA
The Townhomes of Beverly	204	Boston	MA	Willowbrook	248	Philadelphia	PA
The Village at Marshfield	276	Boston	MA	1200 East West	247	Washington, D.C.	MD
Westwoods	35	Boston	MA	Eleven55 Ripley	379	Washington, D.C.	MD
Liberty Commons	120	Boston	ME	Hunter's Glen	108	Washington, D.C.	MD
Redbank Village	500	Boston	ME	Seminary Hill	296	Washington, D.C.	MD
Blackhawk	371	Chicago	IL	Courts at Huntington Station	421	Washington, D.C.	MD
Courtyards Village	224	Chicago	IL	Braddock Lee	256	Washington, D.C.	VA
Lakeview Townhomes	120	Chicago	IL	Mt. Vernon Square	1,387	Washington, D.C.	VA
The Colony	783	Chicago	IL	Newport Village	937	Washington, D.C.	VA
The Gates of Deer Grove	204	Chicago	IL	Park Shirlington	294	Washington, D.C.	VA
The New Colonies	672	Chicago	IL	Somerset Park	108	Washington, D.C.	VA
Bayview/Colonial	160	Long Island	NY	The Apts at Cobblestone Square	314	Washington, D.C.	VA
Cambridge Village	82	Long Island	NY	The Apts at Wellington Trace	240	Washington, D.C.	VA
Crescent Club	257	Long Island	NY	The Courts at Dulles	411	Washington, D.C.	VA
Hawthorne Court	434	Long Island	NY	Village at Potomac Falls	247	Washington, D.C.	VA
Heritage Square	80	Long Island	NY	West Springfield	244	Washington, D.C.	VA
Holiday Square	144	Long Island	NY	Woodway at Trinity Centre	504	Washington, D.C.	VA

				Total Number of Units:	21,951
				Total Number of Properties:	68

*	Property added to unencumbered pool during Q4 '14.

Recurring Capital Expenditure Summary

Effective January 1, 2014, the Company updated its estimate of the amount of recurring, non-revenue enhancing capital expenditures incurred on an annual basis for a standard garden style apartment.  The Company now estimates that the annual amount is $900 per apartment unit compared to $848 in the prior year.  This new amount better reflects current actual costs and the effects of inflation since the last update.

The Company's policy is to capitalize costs related to the acquisition, development, rehabilitation, construction and improvement of properties.  Capital improvements are costs that increase the value and extend the useful life of an asset.  Ordinary repair and maintenance costs that do not extend the useful life of the asset are expensed as incurred.  Costs incurred on a lease turnover due to normal wear and tear by the resident are expensed on the turn.  Recurring capital improvements typically include appliances, carpeting and flooring, HVAC equipment, kitchen and bath cabinets, new roofs, site improvements and various exterior building improvements.   Non-recurring, revenue generating upgrades include, community centers, new windows, and kitchen and bath apartment upgrades.  Revenue generating capital improvements are expected to directly result in increased rental earnings or expense savings.  The Company capitalizes interest and certain internal personnel costs related to the communities under rehabilitation and construction.

The table below is a list of the items that management considers recurring, non-revenue enhancing capital and maintenance expenditures for a standard garden style apartment.  Included are the per unit replacement cost and the useful life that Management estimates the Company incurs on an annual basis.

				Maintenance
			Capitalized	Expense	Total
	Capitalized		Expenditure	Cost per	Cost per
	Cost per	Useful	per Unit	Unit	Unit
Category	Unit	Life(1)	per Year(2)	per Year(3)	per Year
Appliances	$1,673	10	$167	$13	$180
Blinds, shades	148	3	49	6	55
Carpets, cleaning	924	4	231	155	386
Computers, equipment, misc.(4)	124	6	21	22	43
Contract repairs	-	-	-	182	182
Exterior painting (5)	87	3	29	-	29
Flooring	175	7	25	27	52
Furnace, air (HVAC)	880	19	46	84	130
Hot water heater	302	7	43	-	43
Interior painting	-	-	-	194	194
Kitchen, bath cabinets upgrades	1,272	15	85	-	85
Landscaping site	-	-	-	122	122
New roof	906	24	38	-	38
Parking lot site	900	15	60	-	60
Pool, exercise facility	130	15	9	56	65
Windows major	1,712	20	86	-	86
Miscellaneous (6)	190	17	11	-	11
Total	$9,423		$900	$861	$1,761

(1)	Estimated weighted average actual physical useful life of the expenditure capitalized.
(2)	This amount is not necessarily incurred each and every year. Some years will be higher, or lower depending on the timing of certain longer life expenditures.
(3)
These expenses are included in the Operating and Maintenance line item of the Consolidated Statement of Operations.  Maintenance labor costs are not included in the $861 per unit estimate.  All personnel costs for site supervision, leasing agents, and maintenance staff are combined and disclosed in the Company's Core Properties expense detail schedule.

(4)	Includes computers, office equipment, furniture, and maintenance vehicles.
(5)
The level of exterior painting may be lower than other similarly titled presentations as the Company's portfolio has a significant amount of brick exteriors.  In addition, the other exposed surfaces are most often covered in aluminum or vinyl.

(6)	Includes items such as balconies, siding, and concrete sidewalks.

The breakdown of costs above reflects the Company's unique strategies to improve every property every year regardless of age, and to purchase older properties and rehabilitate and reposition them to enhance internal rates of return.  These strategies result in higher costs of capital expenditures and maintenance costs which permit the Company to realize higher revenue growth, higher net operating income growth and a higher rate of property appreciation.

Capital Expenditure Summary

The Company estimates that on an annual basis $900 per unit is spent on recurring capital expenditures in 2014.  During the three months ended December 31, 2014 approximately $225 per unit was spent on recurring capital expenditures.  For the twelve months ended December 31, 2014 approximately $900 per unit was spent on recurring capital expenditures.  The table below summarizes the actual total capital improvements incurred by major categories and an estimate of the breakdown of total capital improvements by major categories between recurring, and non-recurring revenue generating capital improvements for the three and twelve months ended December 31, 2014 as follows:

For the three months ended December 31, 2014
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Capex	Per Unit(a)	Capex	Per Unit(a)	Improvements	Per Unit(a)
New buildings	$-	$-	$923	$23	$923	$23
Major building improvements	1,278	32	5,736	141	7,014	173
Roof replacements	385	9	704	18	1,089	27
Site improvements	700	17	4,306	106	5,006	123
Apartment upgrades	1,484	37	9,230	227	10,714	264
Appliances	1,569	39	-	-	1,569	39
Carpeting/flooring	2,597	64	1,045	26	3,642	90
HVAC/mechanicals	903	22	3,586	88	4,489	110
Miscellaneous	213	5	955	24	1,168	29
Total	$9,129	$225	$26,485	$653	$35,614	$878

(a)	Calculated using the weighted average number of units owned, including 39,253 core units, 2013 acquisition units of 457, and 2014 acquisition units of 862 for the three months ended December 31, 2014.

For the twelve months ended December 31, 2014
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Capex	Per Unit(a)	Capex	Per Unit(a)	Improvements	Per Unit(a)
New Buildings	$-	$-	$1,780	$44	$1,780	$44
Major building improvements	5,050	126	16,528	412	21,578	538
Roof replacements	1,523	38	2,664	66	4,187	104
Site improvements	2,766	69	16,766	418	19,532	487
Apartment upgrades	5,605	140	33,923	846	39,528	986
Appliances	6,460	161	52	1	6,512	162
Carpeting/flooring	10,261	256	3,665	91	13,926	347
HVAC/mechanicals	3,567	89	13,735	343	17,302	432
Miscellaneous	842	21	2,705	67	3,547	88
Total	$36,074	$900	$91,818	$2,288	$127,892	$3,188

(a)
Calculated using the weighted average number of units owned, including 39,253 core units, 2013 acquisition units of 457, and 2014 acquisition units of 371 for the twelve months ended December 31, 2014.

Capital Expenditure Summary (continued)

The schedule below summarizes the breakdown of total capital improvements between core and non-core as follows:

For the three months ended December 31, 2014
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Capex	Per Unit(a)	Capex	Per Unit(a)	Improvements	Per Unit(a)
Core Communities	$8,832	$225	$24,668	$628	$33,500	$853
2014 Acquisition Communities	194	225	739	857	933	1,082
2013 Acquisition Communities	103	225	1,078	2,359	1,181	2,584
Subtotal	9,129	225	26,485	653	35,614	878
2014 Disposed Communities	140	225	4	6	144	231
2013 Disposed Communities	-	-	-	-	-	-
Corporate office expenditures (b)	-	-	-	-	273	-
Total	$9,269	$225	$26,489	$643	$36,031	$868

(a)
Calculated using the weighted average number of units owned, including 39,253 core units, 2013 acquisition units of 457, 2014 acquisition units of 862, and 2014 disposed units of 624 for the three months ended December 31, 2014.

(b)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software, office furniture, fixtures and leasehold improvements.  Corporate office expenditures are excluded from per unit figures.

For the twelve months ended December 31, 2014
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
Core Communities	$35,329	$900	$87,050	$2,218	$122,379	$3,118
2014 Acquisition Communities	334	900	797	2,148	1,131	3,049
2013 Acquisition Communities	411	900	3,971	8,689	4,382	9,589
Sub-total	36,074	900	91,818	2,288	127,892	3,188
2014 Disposed Communities	709	900	26	33	735	933
2013 Disposed Communities	-	-	-	-	-	-
Corporate office expenditures (b)	-	-	-	-	1,867	-
Total	$36,783	$900	$91,844	$2,247	$130,494	$3,147

(a)
Calculated using the weighted average number of units owned, including 39,253 core units, 2013 acquisition units of 457, 2014 acquisition units of 371, and 2014 disposed units of 788 for the twelve months ended December 31, 2014.

(b)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software, office furniture, fixtures and leasehold improvements.  Corporate office expenditures are excluded from per unit figures.

Adjusted Net Operating Income - Core Properties
($ in thousands)
	Quarter	Quarter
	12/31/2014	12/31/2013	Change
Net Operating Income	$103,386	$101,171	2.2%
Less: Non-recurring Capex @ 4%	(987)	-	-
Adjusted Net Operating Income	$102,399	$101,171	1.2%

Some of our Core Property NOI reflects incremental investments in the communities above and beyond normal capital replacements.  After charging ourselves a 4% cost of debt capital on these additional expenditures, what we refer to as the adjusted NOI for the quarter is recalculated and presented above.

Development Pipeline as of December 31, 2014
($ in thousands)											%
		Units		Cost	Costs				%	%	Physical
	Property	when	Cost	Estimate	Incurred		Initial	Date	Complete	Leased	Occup
	Type	Complete	Estimate	Per Unit		Start	Occup	Complete
Under construction:
Eleven55 Ripley	Mid-Rise and	379	$113,500	$299	$113,491	4Q 11	4Q 13	4Q 14	100.0%	84.4%	74.7%
Silver Spring, MD	High-Rise

Courts at Spring Mill Station	Donut/ Podium	385	89,000	231	74,033	2Q 12	4Q 14	2Q 15	29.9%	20.8%	12.7%
Conshohocken, PA

Total					$187,524
(1)	Costs classified as Construction in Progress at December 31, 2014 are comprised of:

Eleven55 Ripley (a)	$51,858
Courts at Spring Mill Station (a)	66,737
$118,595

(a) The difference between Costs Incurred and Construction in Progress represents units placed into service.

(2)	Represents the percentage of units that have been completed and are available to rent as of February 4, 2015.
(3)	Represents the percentage of units that have been leased as of February 4, 2015.
(4)	Represents the percentage of units occupied as of February 4, 2015.

2015 Earnings Guidance

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2015 compared to 2014

FFO per share - 2015 guidance	$1.08 - $1.12				$4.57 - $4.73
		Information for subsequent quarters will be provided in future earnings press releases
Midpoint of guidance	$1.10				$4.65

FFO per share - 2014 actual	$0.996				$4.326

Projected improvement	10.4%				7.5%

2015 compared to 2014 based on "Operating FFO" - OFFO

OFFO per share - 2015 guidance	$1.08 - $1.12				$4.52 - $4.68
		Information for subsequent quarters will be provided in future earnings press releases
Midpoint of guidance	$1.10				$4.60

OFFO per share - 2014 actual	$0.996				$4.394

Actual/projected improvement	10.4%				4.7%

OFFO excludes expensed acquisition costs and a development land sale gain.

2015 Earnings Guidance
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

Core Property Assumptions:

Base Rental Income	3.2%				3.0% - 4.0%

Total revenue growth	2.5%				2.5% - 3.5%
		Information for subsequent quarters will be provided in future earnings press releases
Expense growth	-3.0%				1.0% - 2.0%

NOI growth	6.0%				3.0% - 5.0%

In 2014, weighted average rent was up 2.7% and economic occupancy was flat, producing 2.7% base rental growth. Other income increased 6%, resulting in 2.9% growth in total revenue.

In 2015, we expect weighted average rent will be up 3.1%, with economic occupancy up 0.4%, producing 3.5% base rental growth, 80 basis points greater than 2014. Other income growth rate is expected to be negative, resulting in 3.0% growth in total revenue at the midpoint of guidance.

In 2014, extreme winter weather resulted in high heating costs which increased utility reimbursement income. We have budgeted a normal winter in 2015 resulting in lower expenses but correspondingly lower utility reimbursement, driving other income to have a negative growth year over year.

Core Occupancy Assumptions:

2015 physical occupancy	94.9%				95.4%
		Information for subsequent quarters will be provided in future earnings press releases
2014 physical occupancy	95.0%				95.0%

Change in occupancy	-0.1%				0.2%

2015 Earnings Guidance

Annual growth by region:	12/31/14	2014	2015 Same Store Growth Projection
	%	Total	Rental	Total
	of Units	Revenue	Income	Revenue	Expenses	NOI
Boston	8.4%	4.6%	4.4%	4.4%	1.8%	5.8%
Chicago	7.1%	4.6%	3.8%	3.4%	1.1%	5.3%
Southeast Florida	2.0%	7.5%	4.9%	4.5%	3.7%	5.1%
Philadelphia	14.0%	2.3%	3.4%	3.4%	1.4%	4.7%
Northern New Jersey	8.5%	3.6%	3.6%	2.8%	0.6%	4.2%
Long Island	8.5%	4.0%	3.6%	2.9%	1.4%	3.8%
Baltimore	24.9%	3.4%	3.7%	2.8%	1.4%	3.6%
Washington, DC	26.6%	1.1%	2.9%	2.5%	1.1%	3.2%
Total	100.0%	2.9%	3.5%	3.0%	1.5%	4.0%

Expense growth rates assumed for the midpoint of guidance for every expense category are as follows:

	% of Total	% Increase
	Expenses	Over 2014
Electricity	3.3%	-1.2%
Gas	5.1%	-12.4%
Water and sewer	8.0%	2.5%
Repairs and maintenance	13.8%	0.5%
Personnel expense	23.8%	7.6%
Advertising	2.2%	5.3%
Legal & Professional	0.4%	-17.1%
Office & telephone	2.8%	2.3%
Real estate taxes	28.2%	3.6%
Property insurance	3.4%	-11.8%
Snow removal	0.5%	-50.7%
Trash	1.6%	3.4%
Property management G & A	6.9%	0.0%
	100.0%	1.5%

2015 Earnings Guidance

General & Administrative costs are expected to be flat in 2015 and range between $26 million and $27 million.  The first two quarters are when we anticipate normal equity grants, pushing the dollar amount up higher in comparison to the year as a whole as significant amounts of equity grants are immediately expensed, based on retirement eligibility status, versus written off over the vesting period.  We expect the first quarter to range from
$8.0 million to $8.2 million, and the second quarter to range from $7.0 million to $7.2 million.  The third and fourth quarters settle back down to a range of $5.5 million to $5.8 million.

Interest Expense is projected to be $106.5 million to $107.5 million for the year.  The first quarter is expected to be $25.4 million, with subsequent quarters higher as public unsecured debt sources are added with reduced outstanding on the line of credit.

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year
Development NOI 2015 projected run rate
(includes Eleven55 Ripley and Courts at Spring Mill)	$1.1M	$1.4M	$1.7M	$1.9M	$6.1M

Acquisition range of $250 million to $350 million.	$120M	$60M	$60M	$60M	$300M

Disposition range of $100 million to $200 million	$49M	$33M	$34M	$34M	$150M

Development land sale gain included in FFO, excluded from OFFO (anticipated in 2nd or 3rd quarter)					$4.5M

Expense from acquisition costs for 2015 projected at $1.2 million versus actual of $0.7 million in 2014.

Development spend of $20 million.

Capital expenditures:
Recurring	$38 million
Upgrading and repositioning	$80 million